UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2014

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Existing Mortgage Loan Agreement

On March 31, 2014, Sotherly Hotels Inc. (the “Company”), the sole general partner of Sotherly Hotels LP (the “Operating Partnership” and, together with the Company and subsidiaries of the Operating Partnership, “we”, “our” and “us”), entered into a First Amendment and other amended loan documents to extend the maturity date and secure additional proceeds on the original $30 million mortgage (the “Mortgage Loan”) on the Hilton Philadelphia Airport hotel (the “Hotel”) with its existing lender, TD Bank, N.A.

Pursuant to the First Amendment and other amended loan documents:

•	the Mortgage Loan’s principal amount is increased to approximately $34.1 million with no prepayment penalty;

•	the Mortgage Loan’s maturity date is extended to April 1, 2019;

•	the Mortgage Loan will continue to be guaranteed by the Operating Partnership; and

•	the interest rate applicable to the Mortgage Loan will remain equal to the 30-day LIBOR plus 3.00% with a 0.50% floor on LIBOR, and re-amortizes over the 25-year period that began with the commencement of the loan in March 2012.

The loan proceeds will be used to reimburse us for previously incurred expenditures in connection with a product improvement plan on the Hotel, for future expenditures in connection with the product improvement plan, and for general corporate purposes.

As a condition to obtaining the mortgage loan amendment, we were required to enter into a license agreement with a national hotel franchise through at least the term of the amended mortgage loan. As such, the Company has entered into a 10-year franchise agreement with Hilton Worldwide and plans to rebrand the Hotel as a DoubleTree by Hilton in November 2014, subject to the completion of certain product improvement requirements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 2, 2014, the Company issued a press release announcing the new debt financing of the Hilton Philadelphia Airport hotel, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press Release dated April 2, 2014 announcing the new debt financing of the Hilton Philadelphia Airport hotel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit List

99.1	Press Release dated April 2, 2014 announcing the new debt financing of the Hilton Philadelphia Airport hotel.